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                                                                    EXHIBIT 10.3
              Loan No:__________________________________________

                   PROMISSORY NOTE SECURED BY DEED OF TRUST

$6,728,000          September 28,1999                   Reno, Nevada

Maturity Date:  September 30, 2014
           __________________________________________________

     1. FOR VALUE RECEIVED, Trex Company, LLC, a Delaware Limited Liability Company ("Borrower") promises to pay to the order of BANK OF AMERICA, N.A. (the "Bank") at Bank's Headquarters in Reno, Nevada, or at such other place as Bank from time to time may designate, the principal sum of SIX MILLION SEVEN HUNDRED TWENTY-EIGHT AND 00/100 Dollars ($6,728,000) (the "Maximum Loan Amount"), or so much of that sum as may be advanced under this promissory note ("Note"), plus interest as specified in this Note. This Note evidences a loan ("Loan") from Bank to Borrower.

     2. This Note is secured by a Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing ("Deed of Trust") covering certain real and personal property, as therein described (the "Property"). It may also be secured by other collateral. This Note and the Deed of Trust are two of several Loan Documents, as defined and designated in a Standing Loan Agreement ("Loan Agreement") between Bank and Borrower of even date herewith. Some or all of the Loan Documents, including the Loan Agreement, contain provisions for the acceleration of the maturity of this Note.

     3.   This Note shall bear interest as follows:

     (a) The unpaid principal balance of this Note from day to day outstanding which is not past due, shall bear interest at a fluctuating rate of interest equal to the LIBOR Daily Rate plus one percent (1.0%) per annum. The "LIBOR Daily Rate" shall mean a fluctuating rate of interest equal to the one month rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the one month London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) on the second preceding Business Day, as adjusted from time to time in Lender's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs. If for any reason such rate is not available, the term "LIBOR Daily Rate" shall mean the fluctuating rate of interest equal to the one month rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the one month London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) on the second preceding Business Day, as adjusted from time to time in Lender's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. "Telerate Page 3750" means the British Bankers Association Libor Rates (determined as of 11:00 a.m. London time) that are published by Bridge Information Systems, Inc. "Business Day" or "Banking Day" means a day on which Lender is open for the conduct of substantially all of its banking business (excluding Saturdays and Sundays) and a day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits in London, England). Interest shall be computed for the actual number of days which have elapsed, on the basis of a 360-day year.
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     (b)  If Lender reasonably determines that no adequate basis exists for determining the LIBOR Daily Rate or that the LIBOR Daily Rate will not adequately and fairly reflect the cost to Lender of funding the Loan, or that any applicable law or regulation or compliance therewith by Lender prohibits or restricts or makes impossible the charging of interest based on the LIBOR Daily Rate and Lender so notifies Borrower, then until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, interest shall accrue and be payable on the unpaid principal balance of this Note from the date Lender so notifies Borrower until the Maturity Date of this Note (whether by acceleration, declaration, extension or otherwise) at a fluctuating rate of interest equal to the Reference Rate of Lender minus twenty-five one-hundredths of one percent (0.25%) per annum. The Reference Rate is the rate of interest publicly announced from time to time by the Bank as its Reference Rate. The Reference Rate is set by the Bank based on various factors, including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Reference Rate. The rate of interest determined under this paragraph 3(b) shall be referred to as the "Reference-Based Rate".
 --------------------

     (c) Each prepayment of any portion of the Note bearing interest at the LIBOR Daily Rate, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid and a prepayment fee as described below. A "prepayment", for the purposes of this paragraph, is a payment of an amount on a date earlier than the scheduled payment date for such amount as required by this Note. The prepayment fee shall be equal to the amount (if any) by which:

          (i) the additional interest which would have been payable during the interest period on the amount prepaid had it not been prepaid, exceeds

          (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the domestic certificate of deposit market, the eurodollar deposit market, or other appropriate money market selected by the Bank, for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such portion (or the scheduled payment date for the amount prepaid, if earlier).

     (d) The rate of interest determined under this paragraph 3 shall be referred to as the "Note Rate".
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     4.   Commencing on November 1, 1999 and on the 1/st/ day of each month thereafter payments of principal and interest shall be due and payable in an amount sufficient to fully amortize the outstanding principal balance of this Note over a fifteen (15) year amortization period at a rate equal to the Note Rate in effect under paragraph 3 above. The monthly installments of principal and interest shall be recast by Bank on October 1 of each year thereafter to an amount sufficient to fully amortize the then outstanding principal balance of this Note over the remaining term of the fifteen (15) year amortization period at a rate equal to the Note Rate then in effect under paragraph 3 above. In the event the monthly payment hereunder is not sufficient to pay the accrued interest on the outstanding principal balance of this Note calculated in accordance with paragraph 3 above, Borrower shall be required to immediately pay to Bank the amount of the deficiency. All payments hereunder shall be

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applied first to accrued unpaid interest, then to principal.  Interest shall be calculated on the basis of a 360-day year and actual days elapsed, which results in more interest than if a 365-day year were used.

     5. All principal and accrued and unpaid interest shall be due and payable no later than September 30, 2014.

     6. Bank shall not be required to make any advance if that would cause the outstanding principal of this Note to exceed the Maximum Loan Amount.

     7. Borrower may prepay some or all of the principal under this Note, without penalty or premium, except that a premium or penalty may apply as provided in Section 3 in the event the LIBOR Daily rate applies.

     8. If Borrower fails to make any payment required hereunder within fifteen (15) days after it becomes due and payable, a late charge of five percent (5.0%) of each overdue payment may be charged for the purpose of defraying the expenses incident to handling said delinquent payments and as an inducement to Borrower to make timely payment. Acceptance of a scheduled payment fifteen (15) days after its due date shall not waive any appropriate late charge, nor shall it constitute a waiver of any event of default under any Loan Document.

     9. Upon the occurrence and during the continuance of any Event of Default hereunder, the outstanding principal balance of this Note will, at the option of Bank, bear interest at an annual rate of three percent (3.0%) in excess of the Note Rate (the "Default Rate").

     10. From and after maturity of this Note, whether by acceleration or otherwise, all sums then due and payable under this Note, including all principal and all accrued and unpaid interest, shall bear interest until paid in full at the Default Rate.

     11. If any of the following "Events of Default" occur, any obligation of the holder to make advances under this Note shall terminate, and at the holder's option, exercisable in its sole discretion, all sums of principal and interest under this Note shall become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character:

          (a) Borrower fails within fifteen (15) days of demand by Bank to perform any obligation under this Note to pay principal or interest when due; or

          (b) Borrower fails within fifteen (15) days of demand by Bank to perform any other obligation under this Note to pay money when due; or

          (c) Under any of the Loan Documents, an Event of Default (as defined in that document) occurs, except as provided in Section 12 below.

     12. It shall be an "Event of Default" under this Note if Borrower becomes the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships ("Insolvency Proceeding") (provided, however, that in the event of an involuntary Insolvency Proceeding, it shall not be an Event of Default unless same is not dismissed within sixty (60) days of the filing of same). If an Insolvency Proceeding happens, any obligation of the holder to make advances under this Note and the Loan Agreement shall terminate. Upon an Event

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of Default all sums of principal and interest under this Note shall automatically become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

     13. All amounts payable under this Note are payable in lawful money of the United States during normal business hours on a Banking Day, as defined above in
Section 3.  Checks constitute payment only when collected.

     14. If any lawsuit or arbitration is commenced which arises out of or relates to this Note, the Loan Documents or the Loan, the prevailing party shall be entitled to recover from each other party such sums as the court or arbitrator may adjudge to be reasonable attorneys' fees in the action or arbitration, in addition to costs and expenses otherwise allowed by law. In all other situations, including any matter arising out of or relating to any Insolvency Proceeding, Borrower agrees to pay all of Bank's costs and expenses, including attorneys' fees, which may be incurred in enforcing or protecting Bank's rights or interests. From the time(s) incurred until paid in full to Bank, all such sums shall bear interest at the Default Rate.

     15.  Intentionally omitted.
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     16.  This Note is governed by the laws of the State of Nevada, without regard to the choice of law rules of that State.

     17. Borrower agrees that the holder of this Note may accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note, all without notice to Borrower and without affecting the liability of Borrower.

     18. If Bank delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any of Bank's rights, or of any breach, default or failure of condition of or under this Note. No waiver by Bank of any of its rights, or of any such breach, default or failure of conditions shall be effective, unless the waiver is expressly stated in a writing signed by Bank. All of Bank's remedies in connection with this Note or under applicable law shall be cumulative, and Bank's exercise of any one or more of those remedies shall not constitute an election of remedies.

     19. This Note inures to and binds the heirs, legal representatives, successors and assigns of Borrower and Bank; provided, however, that Borrower may not assign this Note or any Loan funds, or assign or delegate any of its rights or obligations, without the prior written consent of Bank in each instance. Notwithstanding the foregoing, Borrower shall be entitled to assign this Note to the surviving entity resulting from the consolidation or merger ("Merger") of Borrower and Guarantor (as defined in the Loan Agreement), provided and subject to the following:

          1) if requested by Bank, the surviving entity enters into a modification or new loan documents (using the same documents as evidence the Loan) to confirm the assumption by such surviving entity of the Loan, and any other entity which survives the merger guarantees the Loan using the same guaranty form;

          2) there has been no material adverse change in either Borrower or Guarantor prior to the Merger;

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          3)   there is no "Event of Default" under any Loan documents prior to such Merger;

          4) Borrower pays all fees (including reasonable attorney's fees not to exceed $5,000) and costs of Bank in connection with the review and documentation of Bank's consent to such Merger and the assumption by the surviving entity of the Loan, and the charges for title insurance endorsements reasonably requested by Bank in conjunction with such Merger(including endorsements insuring the continued priority of the Deed of Trust); and

          5) Borrower provides Bank no more than 120 days and not less than 90 days prior notice of the Merger.

     20. Bank in its sole discretion may transfer this Note, and may sell or assign participations or other interests in all or part of the Loan, on the terms and subject to the conditions of the Loan Documents (including the confidentiality provisions of Loan Agreement Section 8.8), all without notice to or the consent of Borrower. Also without notice to or the consent of Borrower, Bank may disclose to any actual or prospective purchaser of any securities issued or to be issued by Bank, and to any actual or prospective purchaser or assignee of any participation or other interest in this Note, the Loan or any other loans made by Bank to Borrower (whether evidenced by this Note or otherwise), any financial or other information, data or material in Bank's possession relating to Borrower, the Loan or the Property, including any improvements on it provided such party first signs a confidentiality agreement in the form of Exhibit B to the Loan Agreement. If Bank so requests, Borrower shall sign and deliver a new note to be issued in exchange for this Note.

     21. As used in this Note, the terms "Bank," "holder" and "holder of this Note" are interchangeable. As used in this Note, the word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to."

Borrower:                                 Mail Address:

Trex Company, LLC,                        20 South Cameron Street, Suite 200
a Delaware Limited Liability Company      Winchester, Virginia  22601


By: /s/ Anthony J. Cavanna
    --------------------------------

        Anthony J. Cavanna
        Executive V.P. & CFO
        print name and title

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